Exhibit 99.1
                                                                    ------------

                   Transactions in the Company's Common Stock
                   ------------------------------------------

 ---------------- -------------------- ----------------- --------------- -------
 Trade Date             Buy/Sale             Price        Quantity        Note
 ---------------- -------------------- ----------------- --------------- -------
 9/7/05                 SELL                $9.025          20,000         1
 ---------------- -------------------- ----------------- --------------- -------
 9/7/05                 SELL                $9.025           5,000         2
 ---------------- -------------------- ----------------- --------------- -------
 9/7/05                 SELL                $9.025          10,000         3
 ---------------- -------------------- ----------------- --------------- -------
 9/7/05                 SELL                $9.025           8,000         3
 ---------------- -------------------- ----------------- --------------- -------
 9/7/05                 SELL                $9.025           7,000         4
 ---------------- -------------------- ----------------- --------------- -------
 9/7/05                 SELL                $9.026          10,000         1
 ---------------- -------------------- ----------------- --------------- -------
 9/7/05                 SELL                $9.026           5,000         2
 ---------------- -------------------- ----------------- --------------- -------
 9/7/05                 SELL                $9.026          10,000         3
 ---------------- -------------------- ----------------- --------------- -------


Notes
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1 - Trade by Oracle Partners, L.P.
2 - Trade by a Domestic Fund other than Oracle Partners, L.P.
3 - Trade by a Foreign Fund
4 - Trade by the Foundation